Aimco Declares Initial Liquidating Distribution and Provides Updates on Pending Transactions

Denver, Colorado, February 9, 2026 –Apartment Investment and Management Company (“Aimco” or the “Company”) (NYSE: AIV) stockholders voted with overwhelming support to approve the Plan of Sale and Liquidation (the “Plan”) proposed by Aimco’s Board of Directors (the “Board”) at a special meeting held on February 6, 2026.

Following approval of the Plan, the Board today declared a $1.45 per share liquidating distribution, funded with the net proceeds of the December 2025 sale of Aimco’s Brickell Assemblage, to be paid on March 13, 2026, to stockholders of record as of February 27, 2026.

In addition, Aimco has entered into agreements with four separate buyers to sell 12 properties at a gross price of approximately $680 million, with approximately $30 million of non-refundable deposits in place. These properties include Aimco’s seven property Chicago-market portfolio, Hillmeade located in Nashville, TN, Plantation Gardens located in Plantation, FL, 118-122 West 23rd Street and 237-239 Ninth Avenue located in New York City, and The Benson Hotel and Faculty Club located in Aurora, CO.

If all of the properties currently under contract close as planned, Aimco expects to distribute between $0.85 and $0.95 per share during the second quarter (“Expected 2Q Distributions”), after accounting for the retirement of property level debt, transaction costs, and the planned payoff of approximately $110 million of construction debt and preferred equity borrowings.

Aimco is focused on the efficient and orderly sale of its holdings to maximize and unlock stockholder value. In addition to those properties currently under contract to sell, Aimco is actively marketing for sale its remaining stabilized properties and plans to bring the entirety of its land, development and lease-up properties to market by the middle of 2026.

Many of the assumptions and estimates reflected in the timing and estimated range of Expected 2Q Distributions are beyond the Company’s control and may differ materially from our expectations. Aimco does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements, including those regarding the timing of asset sales and the timing and amount of capital expected to be returned to stockholders, are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, and assumptions that may affect actual results or outcomes, including changes in market conditions, fluctuations in our stock price, our financial performance, regulatory changes, and general economic conditions. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Aimco’s Proxy Statement on Schedule 14A filed January 2, 2026, in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2024, and the section entitled "Risk Factors" in Part II, Item 1A of Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as these filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a diversified real estate company primarily focused on value add and opportunistic investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Contact

Matt Foster, Vice President, Investor Relations and Capital Markets

303-793-4661, investor@aimco.com